Exhibit 99.1

FOR IMMEDIATE RELEASE: JULY 31, 2023

LEGGETT & PLATT REPORTS 2Q RESULTS

Carthage, MO, July 31, 2023 —

•	2Q sales of $1.22 billion, an 8% decrease vs 2Q22

•	2Q EPS of $.40, a decrease of $.30 vs 2Q22; 2Q adjusted[1] EPS of $.38, down $.32 vs 2Q22

•	2Q cash from operations of $111 million, a $21 million increase vs 2Q22

•	2023 guidance lowered: sales of $4.75–$4.95 billion; EPS of $1.50–$1.70, adjusted[1] EPS of $1.45–$1.65

President and CEO Mitch Dolloff commented, “Second quarter earnings were in line with expectations on lower than anticipated sales. We saw sustained strength in the Specialized Products segment results although weak consumer demand continued to affect results in the Bedding Products and Furniture, Flooring & Textile Products segments.

“We are lowering our full year guidance to reflect continued volatility in the macroeconomic environment and low visibility in several of our end markets. Our previous guidance anticipated a modest improvement in residential end markets in the second half of the year. We are encouraged by the continued recovery in our industrial businesses but have yet to see an upward trajectory in residential end markets.

“We are maintaining our emphasis on improving areas within our control and proactively addressing the effects of the macroeconomic impacts on our business. Our employees are doing an excellent job engaging with our customers on new product opportunities and driving operational efficiency and strong cash management. Our focused execution and enduring fundamentals position Leggett for long-term success.”

SECOND QUARTER RESULTS

Second quarter sales were $1.22 billion, an 8% decrease versus second quarter last year.

•	Organic sales[2] were down 11%

•	Volume was down 6%, primarily from demand softness in residential end markets, partially offset by growth in our Automotive, Aerospace, and Hydraulic Cylinders businesses

•	Raw material-related selling price decreases reduced sales 5%

•	Currency impact was flat

•	Acquisitions increased sales 3%

Second quarter EBIT was $96 million, down $47 million or 33% from second quarter 2022 EBIT, and adjusted1 EBIT was $92 million, a $51 million decrease.

•	EBIT and adjusted[1] EBIT decreased primarily from lower volume in residential end markets and lower metal margin in our Steel Rod business

•	2Q 2023 adjustment is for a $4 million gain from net insurance proceeds from April tornado damage at a shared Home Furniture and Bedding manufacturing facility

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	Trade sales excluding acquisitions/divestitures in the last 12 months

•	EBIT margin was 7.8% and adjusted[1] EBIT margin was 7.5%, down from 10.7% in the second quarter of 2022

Second quarter EPS was $.40, a $.30 decrease versus second quarter 2022 EPS. Second quarter adjusted1 EPS was $.38, down $.32 versus second quarter 2022 EPS. EPS decreased primarily from volume declines, lower metal margin, higher tax rate ($.02/share), and higher interest expense ($.01/share).

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[1] was 3.1x trailing 12-month adjusted EBITDA[1]

•	Debt at June 30

•	Total debt of $2.0 billion, including $224 million of commercial paper outstanding

•	No significant maturities until November 2024

•	Operating cash flow was $111 million in the second quarter, an increase of $21 million versus second quarter 2022, reflecting working capital improvements partially offset by lower earnings

•	Capital expenditures were $30 million

•	Total liquidity was $632 million at June 30

•	$272 million cash on hand

•	$360 million in capacity remaining under revolving credit facility

DIVIDEND

•	In May, Leggett & Platt’s Board of Directors increased the second quarter dividend to $.46 per share, two cents higher than last year’s second quarter dividend

•	At an annual indicated dividend of $1.84 per share, the yield is 6.2% based upon Friday’s closing stock price of $29.54 per share

STOCK REPURCHASES

•	Net issuances of .1 million shares through employee benefit plans

•	Shares outstanding at the end of the second quarter were 133.2 million

2023 GUIDANCE

•	Full year 2023 sales and EPS guidance lowered

•	Sales are expected to be $4.75–$4.95 billion, -4% to -8% versus 2022

•	Volume at the midpoint expected to be down mid-single digits:

•	Down mid to high single digits in Bedding Products Segment

•	Up high single digits in Specialized Products Segment

•	Down mid to high single digits in Furniture, Flooring & Textile Products Segment

•	Raw material-related price decreases and currency impact combined expected to reduce sales mid-single digits

•	Acquisitions completed in 2022 expected to add ~3% to sales

•	EPS is expected to be $1.50–$1.70

•	Decrease is primarily from lower expected volume in residential end markets

•	Includes anticipated gain from net insurance proceeds from tornado damage of ~$0.05 per share

•	Adjusted EPS is expected to be $1.45–$1.65

•	Based on this framework, EBIT margin should be 7.5%–7.9%; adjusted EBIT margin should be 7.3%–7.7%

•	Additional expectations:

•	Depreciation and amortization $200 million

•	Net interest expense $85 million

•	Effective tax rate 24%

•	Fully diluted shares 137 million

2 of 7

•	Operating cash flow $450–$500 million

•	Capital expenditures $100–$130 million

•	Dividends $240 million

•	Minimal acquisitions and share repurchases

•	Prior Guidance:

•	Sales: $4.8–$5.2 billion

•	EPS: $1.50–$1.90

SEGMENT RESULTS – Second Quarter 2023 (versus 2Q 2022)

Bedding Products –

•	Trade sales decreased 18%

•	Volume decreased 9%, primarily due to demand softness in bedding markets and lower trade demand in our Steel Rod and Drawn Wire businesses partially offset by growth in Specialty Foam

•	Raw material-related selling price decreases reduced sales 9%

•	EBIT decreased $46 million, primarily from lower volume and lower metal margin

Specialized Products –

•	Trade sales increased 23%

•	Volume increased 13% from growth across the segment

•	Raw material-related selling price increases added 1%

•	Currency impact decreased sales 2%

•	Hydraulic Cylinders acquisition completed in August 2022 added 11%

•	EBIT increased $12 million, primarily from higher volume

Furniture, Flooring & Textile Products –

•	Trade sales decreased 14%

•	Volume decreased 14%, with declines across the segment

•	Raw material-related selling price decreases reduced sales 2%

•	Textiles acquisitions added 2%

•	EBIT decreased $12 million, primarily from lower volume partially offset by a $3 million gain from net insurance proceeds from tornado damage at a Home Furniture manufacturing facility

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, August 1. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 140-year-old Company is comprised of 15 business units, approximately 20,000 employees, and 135 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

3 of 7

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to the amount of the Company’s forecasted 2023 full-year volume; volume in residential end markets; insurance proceeds from tornado damage; acquisition sales growth; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; EBIT margin; adjusted EBIT margin; effective tax rate; amount of dividends; raw material related price decreases; currency impact; volume in each of the Company’s segments; and minimal acquisitions and share repurchases. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: the adverse impact on our sales, earnings, our liquidity impacting our ability to pay our obligations as they come due, margins, cash flow, costs, and financial condition caused by: the Russian invasion of Ukraine; global inflationary and deflationary impacts; macro-economic impacts; the demand for our products and our customers’ products; growth rates in the industries in which we participate and opportunities in those industries; our manufacturing facilities’ ability to remain fully operational and obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers; the impairment of goodwill and long-lived assets; restructuring-related costs; our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; adverse impact from supply chain shortages and disruptions; our ability to manage working capital; increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity; our ability to collect trade receivables; market conditions; price and product competition from foreign and domestic competitors; cost and availability of raw materials due to supply chain disruptions or otherwise; labor and energy costs; cash generation sufficient to pay the dividend; cash repatriation from foreign accounts; our ability to pass along raw material cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our components in their finished products; our ability to maintain and grow the profitability of acquired companies; political risks; changing tax rates; increased trade costs; risks related to operating in foreign countries; cybersecurity incidents; customer bankruptcies, losses and insolvencies; disruption to our steel rod mill and other operations and supply chain because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, governmental action or labor strikes; ability to develop innovative products; bank failures; foreign currency fluctuation; the amount of share repurchases; the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change compliance costs and regulatory, market, technological and reputational impacts; our ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

Kolina A. Talbert, Manager, Investor Relations

4 of 7

LEGGETT & PLATT	Page 5 of 7	July 31, 2023

RESULTS OF OPERATIONS	SECOND QUARTER			YEAR TO DATE
(In millions, except per share data)	2023	2022	Change	2023	2022	Change
Trade sales	$1,221.2	$1,334.2	(8)%	$2,434.8	$2,656.5	(8)%
Cost of goods sold	1,000.1	1,065.8		1,995.1	2,120.8

Gross profit	221.1	268.4	(18)%	439.7	535.7	(18)%
Selling & administrative expenses	119.2	105.4	13%	235.2	217.1	8%
Amortization	16.8	16.4		33.7	33.4
Other (income) expense, net	(10.6)	3.6		(14.2)	4.6

Earnings before interest and taxes	95.7	143.0	(33)%	185.0	280.6	(34)%
Net interest expense	22.0	20.0		43.0	39.5

Earnings before income taxes	73.7	123.0		142.0	241.1
Income taxes	19.5	27.8		34.3	55.5

Net earnings	54.2	95.2		107.7	185.6
Less net income from noncontrolling interest	—	—		—	—

Net Earnings Attributable to L&P	$54.2	$95.2	(43)%	$107.7	$185.6	(42)%

Earnings per diluted share
Net earnings per diluted share	$0.40	$0.70	(43)%	$0.79	$1.36	(42)%
Shares outstanding
Common stock (at end of period)	133.2	132.6	0.5%	133.2	132.6	0.5%
Basic (average for period)	136.2	136.3		136.1	136.4
Diluted (average for period)	136.6	136.7	(0.1)%	136.4	136.8	(0.3)%

CASH FLOW	SECOND QUARTER			YEAR TO DATE
(In millions)	2023	2022	Change	2023	2022	Change
Net earnings	$54.2	$95.2		$107.7	$185.6
Depreciation and amortization	44.7	44.5		90.1	90.2
Working capital decrease (increase)	11.0	(55.7)		(7.8)	(170.1)
Impairments	—	—		—	—
Other operating activities	0.7	5.8		17.3	23.1

Net Cash from Operating Activities	$110.6	$89.8	23%	$207.3	$128.8	61%
Additions to PP&E	(30.5)	(22.1)		(68.2)	(40.8)
Purchase of companies, net of cash	—	—		—	—
Proceeds from disposals of assets and businesses	4.8	0.3		5.3	2.7
Dividends paid	(58.6)	(56.1)		(116.9)	(112.1)
Repurchase of common stock, net	(0.1)	(35.3)		(5.3)	(56.9)
Additions (payments) to debt, net	(90.2)	(18.5)		(61.7)	2.4
Other	(8.1)	(15.5)		(4.6)	(15.9)

Increase (Decrease) in Cash & Equivalents	$(72.1)	$(57.4)		$(44.1)	$(91.8)

FINANCIAL POSITION	Jun 30,	Dec 31,
(In millions)	2023	2022	Change
Cash and equivalents	$272.4	$316.5
Receivables	702.7	675.0
Inventories	857.8	907.5
Other current assets	72.9	59.0

Total current assets	1,905.8	1,958.0	(3)%
Net fixed assets	789.2	772.4
Operating lease right-of-use assets	212.0	195.0
Goodwill	1,477.1	1,474.4
Intangible assets and deferred costs, both at net	760.2	786.3

TOTAL ASSETS	$5,144.3	$5,186.1	(1)%

Trade accounts payable	$507.4	$518.4
Current debt maturities	8.2	9.4
Current operating lease liabilities	56.3	49.5
Other current liabilities	383.7	390.8

Total current liabilities	955.6	968.1	(1)%

Long-term debt	2,016.4	2,074.2	(3)%
Operating lease liabilities	167.2	153.6
Deferred taxes and other liabilities	336.5	348.8
Equity	1,668.6	1,641.4	2%

Total Capitalization	4,188.7	4,218.0	(1)%

TOTAL LIABILITIES & EQUITY	$5,144.3	$5,186.1	(1)%

LEGGETT & PLATT	Page 6 of 7	July 31, 2023

SEGMENT RESULTS [1]	SECOND QUARTER			YEAR TO DATE
(In millions)	2023	2022	Change	2023	2022	Change
Bedding Products
Trade sales	$504.4	$612.5	(18)%	$1,032.9	$1,251.9	(17)%
EBIT	23.0	69.1	(67)%	56.3	145.3	(61)%
EBIT margin	4.6%	11.3%	-670 bps [2]	5.5%	11.6%	-610 bps [2]
Gain from net insurance proceeds from tornado damage	(0.6)	—		(0.6)	—

Adjusted EBIT [3]	22.4	69.1	(68)%	55.7	145.3	(62)%
Adjusted EBIT margin[3]	4.4%	11.3%	-690 bps	5.4%	11.6%	-620 bps
Depreciation and amortization	25.5	26.2		51.1	52.4

Adjusted EBITDA	47.9	95.3	(50)%	106.8	197.7	(46)%
Adjusted EBITDA margin	9.5%	15.6%	-610 bps	10.3%	15.8%	-550 bps
Specialized Products
Trade sales	$321.2	$260.1	23%	$641.9	$524.2	22%
EBIT	33.1	21.4	55%	61.8	41.7	48%
EBIT margin	10.3%	8.2%	210 bps	9.6%	8.0%	160 bps
Depreciation and amortization	10.3	9.9		21.0	20.7

EBITDA	43.4	31.3	39%	82.8	62.4	33%
EBITDA margin	13.5%	12.0%	150 bps	12.9%	11.9%	100 bps
Furniture, Flooring & Textile Products
Trade sales	$395.6	$461.6	(14)%	$760.0	$880.4	(14)%
EBIT	38.9	51.3	(24)%	67.2	94.0	(29)%
EBIT margin	9.8%	11.1%	-130 bps	8.8%	10.7%	-190 bps
Gain from net insurance proceeds from tornado damage	(3.0)	—		(3.0)	—

Adjusted EBIT [3]	35.9	51.3	(30)%	64.2	94.0	(32)%
Adjusted EBIT Margin[3]	9.1%	11.1%	-200 bps	8.4%	10.7%	-230 bps
Depreciation and amortization	5.7	5.9		11.5	11.8

Adjusted EBITDA	41.6	57.2	(27)%	75.7	105.8	(28)%
Adjusted EBITDA margin	10.5%	12.4%	-190 bps	10.0%	12.0%	-200 bps
Total Company
Trade sales	$1,221.2	$1,334.2	(8)%	$2,434.8	$2,656.5	(8)%
EBIT - segments	95.0	141.8	(33)%	185.3	281.0	(34)%
Intersegment eliminations and other	0.7	1.2		(0.3)	(0.4)

EBIT	95.7	143.0	(33)%	185.0	280.6	(34)%
EBIT margin	7.8%	10.7%	-290 bps	7.6%	10.6%	-300 bps
Gain from net insurance proceeds from tornado damage[3]	(3.6)	—		(3.6)	—

Adjusted EBIT [3]	92.1	143.0	(36)%	181.4	280.6	(35)%
Adjusted EBIT margin[3]	7.5%	10.7%	-320 bps	7.5%	10.6%	-310 bps
Depreciation and amortization - segments	41.5	42.0		83.6	84.9
Depreciation and amortization - unallocated [4]	3.2	2.5		6.5	5.3

Adjusted EBITDA	$136.8	$187.5	(27)%	$271.5	$370.8	(27)%
Adjusted EBITDA margin	11.2%	14.1%	-290 bps	11.2%	14.0%	-280 bps

LAST SIX QUARTERS	2022				2023
Selected Figures (In Millions)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,322.3	1,334.2	1,294.4	1,195.8	1,213.6	1,221.2
Sales growth (vs. prior year)	15%	5%	(2)%	(10)%	(8)%	(8)%
Volume growth (same locations vs. prior year)	(4)%	(6)%	(8)%	(12)%	(7)%	(6)%
Adjusted EBIT [3]	137.6	143.0	113.2	91.2	89.3	92.1
Cash from operations	39.0	89.8	65.5	247.1	96.7	110.6
Adjusted EBITDA (trailing twelve months) [3]	764.6	760.3	726.8	664.8	616.2	565.5
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	2.32	2.39	2.63	2.66	2.88	3.10
Organic Sales (Vs. Prior Year) [6]	1Q	2Q	3Q	4Q	1Q	2Q
Bedding Products	16%	—%	(12)%	(19)%	(17)%	(18)%
Specialized Products	2%	8%	19%	5%	8%	12%
Furniture, Flooring & Textile Products	17%	10%	—%	(13)%	(15)%	(16)%
Overall	13%	5%	(3)%	(12)%	(11)%	(11)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	July 31, 2023

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 10

Non-GAAP Adjustments [7]	2022				2023
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Gain from net insurance proceeds from tornado damage	—	—	—	—	—	(3.6)

Non-GAAP Adjustments (Pretax) [8]	—	—	—	—	—	(3.6)
Income tax impact	—	—	—	—	—	0.9

Non-GAAP Adjustments (After Tax)	—	—	—	—	—	(2.7)

Diluted shares outstanding	136.9	136.7	136.1	136.1	136.3	136.6
EPS Impact of Non-GAAP Adjustments	—	—	—	—	—	(0.02)

Adjusted EBIT, EBITDA, Margin, and EPS [7]	2022				2023
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,322.3	1,334.2	1,294.4	1,195.8	1,213.6	1,221.2
EBIT (earnings before interest and taxes)	137.6	143.0	113.2	91.2	89.3	95.7
Non-GAAP adjustments (pretax)	—	—	—	—	—	(3.6)

Adjusted EBIT	137.6	143.0	113.2	91.2	89.3	92.1

EBIT margin	10.4%	10.7%	8.7%	7.6%	7.4%	7.8%
Adjusted EBIT Margin	10.4%	10.7%	8.7%	7.6%	7.4%	7.5%

EBIT	137.6	143.0	113.2	91.2	89.3	95.7
Depreciation and amortization	45.7	44.5	44.1	45.5	45.4	44.7

EBITDA	183.3	187.5	157.3	136.7	134.7	140.4
Non-GAAP adjustments (pretax)	—	—	—	—	—	(3.6)

Adjusted EBITDA	183.3	187.5	157.3	136.7	134.7	136.8

EBITDA margin	13.9%	14.1%	12.2%	11.4%	11.1%	11.5%
Adjusted EBITDA Margin	13.9%	14.1%	12.2%	11.4%	11.1%	11.2%

Diluted EPS	0.66	0.70	0.52	0.39	0.39	0.40
EPS impact of non-GAAP adjustments	—	—	—	—	—	(0.02)

Adjusted EPS	0.66	0.70	0.52	0.39	0.39	0.38

Net Debt to Adjusted EBITDA [9]	2022				2023
	1Q	2Q	3Q	4Q	1Q	2Q
Total debt	2,104.4	2,090.8	2,141.0	2,083.6	2,117.8	2,024.6
Less: cash and equivalents	(327.3)	(269.9)	(226.2)	(316.5)	(344.5)	(272.4)

Net debt	1,777.1	1,820.9	1,914.8	1,767.1	1,773.3	1,752.2
Adjusted EBITDA, trailing 12 months	764.6	760.3	726.8	664.8	616.2	565.5

Net Debt / 12-month Adjusted EBITDA	2.32	2.39	2.63	2.66	2.88	3.10

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]	The ($3.6) 2023 non-GAAP adjustment is included in the Other (income) expense, net line on the income statement.
[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]	Calculations impacted by rounding.